As filed with the Securities and Exchange Commission on May 5, 2006
                                              Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                _________________


                   NORTH AMERICAN GALVANIZING & COATINGS, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


                                _________________


            Delaware                                           71-0268502
 ------------------------------                            -------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                                _________________


    5314 South Yale Avenue, Suite 1000
           Tulsa, Oklahoma                                         74135
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)


                                _________________

                            2004 Incentive Stock Plan
                                _________________

                                  Beth B. Hood
                   North American Galvanizing & Coatings, Inc.
                       5314 South Yale Avenue, Suite 1000
                              Tulsa, Oklahoma 74135
                                 (918) 494-0964
 (Name, address and telephone number, including area code, of agent for service)

                                _________________



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

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                  PROPOSED        MAXIMUM
TITLE OF           AMOUNT         MAXIMUM         PROPOSED          AMOUNT OF
SECURITIES TO      TO BE          OFFERING PRICE  AGGREGATE         REGISTRATION
BE REGISTERED      REGISTERED     PER SHARE*      OFFERING PRICE*   FEE*
--------------------------------------------------------------------------------
Common Stock
($.10 par value)  [1,798,333**]  [$5.84]         [$10,502,264]      [$1,124]
================================================================================
* Estimated pursuant to rule 457(c).

**Includes an indeterminate number of shares of Common Stock that may become issuable pursuant to the antidilution provisions of such Plan.

================================================================================



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

The documents containing the information required by Item I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                   North American Galvanizing & Coatings, Inc.
                       5314 South Yale Avenue, Suite 1000
                              Tulsa, Oklahoma 74135
                                 (918) 494-0964
                          Beth B. Hood, Vice President
                           and Chief Financial Officer





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
                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Commission by the Company (Commission File No. 001-03920) for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 2005.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

         3. The Company's Proxy Statement for its 2006 Annual Meeting of Shareholders as filed with the Commission on March 29, 2006.

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Commission on October 4, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporation Law authorizes the inclusion of a provision in the certificate of incorporation of a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds; or (iv) for any transaction from which the director receives an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers). The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), exonerates the Company's directors from monetary liability to the fullest extent permitted by this statutory provision.

         Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify its officers, directors, employees or agents for attorneys' fees and other expenses as well as judgments or amounts paid in settlement in civil cases. The person seeking indemnification must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation in respect to the claim made against him or her. In criminal cases, the person seeking indemnification may be indemnified for fines and costs provided that, in addition to the foregoing standard of conduct, he or she did not have a reasonable cause to believe his or her conduct was unlawful. Section 145 also permits a Delaware corporation to indemnify its directors, officers, agents and employees for expenses and attorneys' fees (not judgments) in actions brought by or in the right of the corporation, except that it does not permit such indemnification for any claim as to which such person is adjudged to be liable to the corporation, unless the court determines otherwise. Section 145 requires a Delaware corporation to indemnify any director, officer, employee or agent of the corporation to the extent he or she has been successful on the merits or otherwise in defense of any action, lawsuit or proceeding, or in defense of any claim, issue or matter therein, for expenses, including attorneys' fees, actually and reasonably incurred in connection with that defense.

         In addition to such rights as they may be provided by law, the Certificate and the Company's Amended and Restated Bylaws (the "Bylaws") provide broad indemnification rights to directors, officers, employees and agents of the Company and its subsidiaries with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, to the fullest extent permitted under the Delaware General Corporation Law. The Company is also obligated under the Certificate and the Bylaws to advance payment of expenses incurred by directors, officers, employees and agents of the Company or its subsidiaries which are incurred by any such person in defending a proceeding brought by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or its subsidiaries, provided that he or she provides an undertaking to the Company to repay any such advances if it is ultimately determined that he or she is not entitled to indemnification. Any amendment or other modification to the Certificate or Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties.

         The Company has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the Company has agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the stockholders.

         The Company has a standard policy of directors' and officers' liability insurance covering directors, officers, employees and agents of the Company and its subsidiaries with respect to liabilities incurred as a result of their service in such capacities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

         Exhibit No.                Title
         -----------                -----

          4.1    2004 Incentive Stock Plan (As Amended and Restated)
          4.2    Director Stock Unit Program (As Amended and Restated)
          5.1    Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
         15      Awareness Letter
         23.1    Consent of Deloitte & Touche LLP
         23.2    Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                 (included in Exhibit 5.1)
         24.1    Power of Attorney (included in signatures)

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
ITEM 9.  UNDERTAKINGS

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (i) If the Registrant is relying on Rule 430B:

               (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or

               (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

               (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

               The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.























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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 5th day of May, 2006.


                               NORTH AMERICAN GALVANIZING & COATINGS, INC.


                               By: /s/ Beth B. Hood
                                   ---------------------------------------
                                   Name: Beth B. Hood
                                   Title: Vice President and
                                   Chief Financial Officer



                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Beth B. Hood and Ronald J. Evans and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of North American Galvanizing & Coatings, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Ronald J. Evans        President, Chief Executive         Dated: May 5, 2006
-------------------------  Officer (principal executive
Ronald J. Evans            officer) and Director


/s/ Beth B. Hood           Vice President, Chief Financial    Dated: May 5, 2006
-------------------------  Officer (principal financial and
Beth B. Hood               accounting officer) and Secretary


/s/ Linwood J. Bundy       Director                           Dated: May 5, 2006
-------------------------
Linwood J. Bundy


/s/ John H. Sununu         Director                           Dated: May 5, 2006
-------------------------
John H. Sununu


/s/ Joseph J. Morrow       Director                           Dated: May 5, 2006
-------------------------
Joseph J. Morrow


/s/ Patrick J. Lynch       Director                           Dated: May 5, 2006
-------------------------
Patrick J. Lynch


/s/ Gilbert L. Kleman, II  Director                           Dated: May 5, 2006
-------------------------
Gilbert L. Kleman, II


/s/ Frank H. Menaker, Jr.  Director                           Dated: May 5, 2006
-------------------------
Frank H. Menaker, Jr.


/s/ T. Stephen Gregory     Director                           Dated: May 5, 2006
-------------------------
T. Stephen Gregory



                                        8